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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                SEPTEMBER 5, 2001
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)



           BERMUDA                       1-8993                 94-2708455
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       file number)          Identification No.)


               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

White Mountains' wholly owned subsidiary, OneBeacon Insurance Group (consisting of OneBeacon Corporation and its subsidiairies, "OneBeacon"), announced today that it has executed a definitive agreement with Liberty Mutual Insurance Group ("Liberty Mutual"). The agreement calls for Liberty Mutual, beginning November 1, 2001 (the "Effective Date"), to assume new and renewal commercial and personal lines business produced by OneBeacon agents in 42 states and the District of Columbia. Additionally, OneBeacon will reinsure 66 2/3% of the net premiums written and the net liability for loss and loss adjustment expense of all policies subject to the agreement during the first twelve months after the Effective Date of the transaction and 33 1/3% of such net premiums written and net liability for loss and loss adjustment expense written during the following twelve months.

The text of press release issued by OneBeacon dated September 5, 2001 and a summary of significant terms of non-binding agreement in principle between OneBeacon and Liberty Mutual were previously filed as Exhibits 99 (a) and 99
(b), respectively, to the Form 8-K dated September 5, 2001 (filed September 7,
2001).

OneBeacon's press release dated October 31, 2001 is attached herewith as Exhibit 99(c) and is incorporated by reference in its entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)   Exhibits.  The following exhibits are filed herewith:

  EXHIBIT NO.  DESCRIPTION

  99(c)        Text of press release issued by OneBeacon dated October 31, 2001.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        WHITE MOUNTAINS INSURANCE GROUP, LTD.



Dated: October 31, 2001                 By: /s/ J. Brian Palmer
                                        ---------------------------
                                        J. Brian Palmer
                                        Chief Accounting Officer